                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                       Boron, LePore & Associates, Inc.
--------------------------------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)

         Delaware                                     22-2365997
----------------------------------------           ------------------
(State of Incorporation or Organization)            (I.R.S. Employer
                                                   Identification no.)


                  17-17 Route 208 North, Fair Lawn, NJ  07410
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           (Address of Principal Executive Offices)      (Zip Code)


If this form relates to the             If this form relates to the
registration of a class of debt         registration of a class of debt
securities and is effective upon        securities and is to become effective
filing pursuant to General              simultaneously with the
Instruction A(c)(1), please check       effectiveness of a concurrent
the following box.  [_]                 registration statement under the
                                        Securities Act of 1933 pursuant to
                                        General Instruction A(c)(2), please
                                        check the following box.  [_]

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class                 Name of Each Exchange on Which
       to be so Registered                 Each Class is to be Registered
-----------------------------------     -----------------------------------

       Not applicable                      Not applicable
-----------------------------------     -----------------------------------


Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $.01 per share
  --------------------------------------------------------------------------
                               (Title of class)
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                INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.   Description of Registrant's Securities to be Registered
          -------------------------------------------------------

              A description of the Common Stock of the Registrant is set forth in the information provided under "Description of Capital Stock" in the Prospectus part of the Registration Statement on Form S-1, filed under the Securities Act of 1933 with the Securities and Exchange Commission on July 1, 1997, File No. 333-30573, as amended (the "Registration Statement"), which information is incorporated herein by reference.

Item 2.   Exhibits
          ---------

              (1) Specimen of the Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement).

              (2)  (a)  Form of Second Amended and Restated Certificate of
                        Incorporation of Registrant (incorporated by reference to Exhibit 3.3 to the Registration Statement).

                   (b) Form of Third Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.4 to the Registration Statement).

                   (c) Form of Amended and Restated By-laws of Registrant (incorporated by reference to Exhibit 3.6 to the Registration Statement).

                   (d) Amended and Restated Stockholders' Agreement (incorporated by reference to Exhibit 2.4 to the Registration Statement).

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              Boron, LePore & Associates, Inc.
                                         (Registrant)



                              By:  /s/ Patrick G. LePore
                                 ---------------------------------------------
                                 Patrick G. LePore
                                 Chairman, Chief Executive Officer and President


Dated:  September 16, 1997



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